UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ		85255
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 362-9760

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Loan Agreement (as defined below) set forth under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Entry Sheet Arrangement of a Registrant.

Securitization and Loan

Securitization Transaction

On June 7, 2016, Colony Starwood Homes (the “Company”) completed its fifth securitization transaction and first as a combined company post-merger, which involved the issuance and sale in a private offering of single-family rental pass-through certificates (the “Certificates”) issued by a trust (the “Trust”) established by the Company. The Certificates represent beneficial ownership interests in a loan secured by a portfolio of 3,566 single-family homes operated as rental properties (collectively, the “Properties”) contributed from the Company’s portfolio of single-family homes to a newly-formed special purpose entity indirectly owned by the Company. Net proceeds from the offering to third parties were distributed to the Company’s operating partnership, Colony Starwood Homes Partnership, L.P., after repayment of indebtedness outstanding under the Second Amended and Restated Revolving Credit Agreement, dated as of July 14, 2015, with JPMorgan Chase Bank, N.A., and payment of transaction expenses. The Company expects to use remaining proceeds to repay a portion of the indebtedness outstanding under the Amended and Restated Master Loan and Security Agreement, dated as of June 13, 2014, with CitiBank, N.A. and a syndicate of lenders.

The Company sold $485.6 million of Certificates at a weighted average blended interest rate of LIBOR plus 222 basis points to investors, purchased the $23,499,000 junior most floating rate tranche (the Class F Certificates) and retained the junior most $26,797,000 principal only Certificates (the Class G Certificates).

Each class of pass-through certificate (other than Class G and Class R) accrues interest at a rate based on one-month LIBOR plus a fixed-rate spread. The table below shows the initial balance and pass-through rate for each class of the certificates offered to investors (the “Offered Certificates”).

Offered Certificate	Initial Balance	Certificate Fixed-Rate Spread over 1-Month LIBOR
Class A	$266,320,000	One-Month LIBOR + 1.50%
Class B	$58,747,000	One-Month LIBOR + 2.15%
Class C	$46,997,000	One-Month LIBOR + 2.65%
Class D	$43,081,000	One-Month LIBOR + 3.10%
Class E	$70,496,000	One-Month LIBOR + 4.15%
Class F	$23,499,000	One-Month LIBOR + 5.00%
Class R	N/A	N/A

Total / Effective Weighted Average	$509,140,000	2.34%

Held by Third Parties	$485,641,000	2.22%

As part of the securitization transaction, various subsidiaries of the Company, through both distributions and contributions, transferred the Properties to Borrower (as defined below), an indirect subsidiary of the Company, which then entered into the Loan Agreement. The Loan (as defined below) was deposited into a trust in exchange for the pass-through certificates. The pass-through certificates represent the entire beneficial interest in the trust. The Certificates (other than the Class F and Class G) were sold to qualified institutional buyers and non-U.S. persons through the placement agents retained for the transaction pursuant to the exemptions from registration provided by Rule 144A and Regulation S, respectively, under the Securities Act of 1933, as amended.

Loan Agreement

On June 7, 2016, CSH 2016-1 Borrower, LLC, a Delaware limited liability company (“Borrower”), entered into a loan agreement (the “Loan Agreement”), with JPMorgan Chase Bank, National Association (“JPMorgan”), as lender (“Lender”). Pursuant to the Loan Agreement, Borrower borrowed $535,937,000 (the “Loan”) from Lender. The Loan is a two-year, floating rate loan, composed of six floating rate components, each of which is computed monthly based on one-month LIBOR plus a fixed component spread, and one fixed rate component. Interest on the Loan is paid monthly. As part of certain lender requirements in connection with the securitization transaction described above, Borrower entered into an interest rate cap agreement for the initial two-year term of the Loan, with a one-month LIBOR-based strike rate equal to 2.83275%.

For purposes of computing, among other things, interest accrued on the Loan, the Loan is divided into seven components designated as “Component A,” “Component B,” “Component C,” “Component D,” “Component E” “Component F” and “Component G”. The following table shows the initial principal amount and the interest rate for each Component A through G.

Component	Initial Principal Amount	Component Fixed Rate Spread over LIBOR
Component A	$266,320,000	One-Month LIBOR + 1.5820%
Component B	$58,747,000	One-Month LIBOR + 2.2320%
Component C	$46,997,000	One-Month LIBOR + 2.7320%
Component D	$43,081,000	One-Month LIBOR + 3.1820%
Component E	$70,496,000	One-Month LIBOR + 4.2320%
Component F	$23,499,000	One-Month LIBOR + 5.0820%
Component G	$26,797,000	0.0005%

Total/ Weighted Average	$535,937,000	2.31%

The Loan is secured by first priority mortgages on the Properties, which are owned by the Borrower. The Loan is also secured by a first priority pledge of the equity interests of the Borrower. The initial maturity date of the Loan is July 9, 2018 (the “Initial Maturity Date”). Borrower has the option to extend the Loan beyond the Initial Maturity Date for three successive one-year terms, provided that there is no event of default under the Loan Agreement on each maturity date, Borrower obtains a replacement interest rate cap agreement in a form reasonably acceptable to Lender and Borrower complies with the other terms set forth in the Loan Agreement. The Loan Agreement requires that Borrower comply with various affirmative and negative covenants that are customary for loans of this type, including limitations on indebtedness Borrower can incur, limitations on sales and dispositions of the Properties, required maintenance of specified cash reserves, and various restrictions on the use of cash generated by the operations of the Properties while the Loan is outstanding. The Loan Agreement also includes customary events of default, the occurrence of which would allow the Lender accelerate payment of all amounts outstanding thereunder and to require that all of the rental income associated with the real estate properties of the Borrower, after payment of specified operating expenses, asset management fees and interest, be required to prepay the Loan.

In connection with the Loan, the Company provided the Lender with a limited recourse guaranty agreement under which it agreed to indemnify the lender against specified losses due to fraud, misrepresentation, misapplication of funds, physical waste, breaches of specified representations, warranties and covenants, as well as a guaranty of the entire amount of the Loan, not to exceed the greater of (i) $35,000,000 (or if less, the entire outstanding balance of the Components A through F) and (ii) thirty-five percent of the aggregate outstanding balance of Components A through F, in the event that the Borrower files insolvency proceedings or violates certain covenants that result in its being substantively consolidated with any other entity that is subject to a bankruptcy proceeding.

This description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Interest Rate Swap

In order to mitigate its exposure to potential future increases in LIBOR rates and separate from the securitization and Loan transactions described above, the Company entered into an interest rate swap contract on a notional amount of $450 million through July 15, 2021. This swap contract effectively converts $450 million of the Loan from variable rate debt to fixed rate debt with an average effective fixed interest rate of 3.32% for five years.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 7, 2016, between CSH 2016-1 Borrower, LLC, as Borrower, and JPMorgan Chase Bank, National Association, as Lender

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY STARWOOD HOMES

Dated: June 7, 2016	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement, dated as of June 7, 2016, between CSH 2016-1 Borrower, LLC, as Borrower, and JPMorgan Chase Bank, National Association, as Lender